Third Quarter 2026 Earnings Conference Call 10/20/2026 HANCOCK WHITNEY Ex 99.2

This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, capital levels, deposits (including growth, pricing, and betas), investment portfolio, other sources of liquidity, loan growth expectations, management’s predictions about charge-offs for loans, the impact of current and future economic conditions, including the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment, inflationary pressures, increasing insurance costs, fluctuations in interest rates, including the impact of changes in interest rates on our financial projections, models and guidance and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing, general economic business conditions in our local markets, Federal Reserve action with respect to interest rates, the effects of war or other conflicts, acts of terrorism, climate change, the impact of natural or man-made disasters, the adequacy of our enterprise risk management framework, potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings, assessments, and enforcement actions, as well as the impact of negative developments affecting the banking industry and the resulting media coverage; the timing (including integration), impact on customers, employees, and deposit mix, benefits, costs and synergies of the merger with One Florida Bank, as well as statements regarding the potential impact of current or future business combinations on our performance and financial condition, including our ability to successfully identify acquisition targets and to successfully integrate the businesses, success of revenue-generating and cost reduction initiatives, the potential impact of third-party business combinations in our footprint on our performance and financial condition, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, and the impact of artificial intelligence on our business operations, the adequacy of our internal controls over financial and non-financial reporting, the impact of changes in U.S. laws or policies, including those related to credit card interest rates, the financial impact of regulatory requirements and tax reform legislation, deposit trends, credit quality trends, net interest margin trends, future expense levels, future profitability, supplemental disclosure items, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements in this presentation speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events, unless required by law. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this presentation is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other periodic reports that we file with the SEC. Important cautionary statement about forward-looking statements

Non-GAAP Reconciliations & Glossary of Terms Throughout this presentation we may use non-GAAP numbers to supplement the evaluation of our performance. The items noted below with an asterisk, "*", are considered non-GAAP. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Reconciliations of those non-GAAP measures to the comparable GAAP measure are included in the appendix to this presentation. The earnings release, financial tables and supporting slide presentation can be found on the company’s Investor Relations website at investors.hancockwhitney.com. ABL – Asset Based Lending ACL – Allowance for credit losses AEA – Average Earning Assets AFS – Available for sale securities Annualized – Calculated to reflect a rate based on a full year AOCI – Accumulated other comprehensive income ARM – Adjustable Rate Mortgage B – Dollars in billions Beta – repricing based on a change in market rates BOLI – Bank-owned life insurance bps – basis points Brokered Deposits – deposits obtained directly or indirectly through a deposit broker typically offering higher interest rates C&D – Construction and land development loans CD – Certificate of deposit CET1 – Common Equity Tier 1 Ratio CF – Cash flow CMBS – Commercial mortgage-backed securities CMO – Collateralized mortgage obligations CRE – Commercial real estate CSO – Corporate strategic objective DDA – Noninterest-bearing demand deposit accounts *Efficiency ratio – noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and other supplemental disclosure items EOP – End of period EPS – Earnings per share Fed – Federal Reserve Bank FF – Federal Funds FHLB – Federal Home Loan Bank FRB-DW – Federal Reserve Bank Discount Window Free Securities – market value of unencumbered investment securities owned by the bank FTE – Full time equivalent FV – Fair Value FY – Full Year HFS – Held for sale HTM – Held to maturity securities IB – Interest-bearing ICRE – Income-producing commercial real estate ICS – Insured Cash Sweep IRR – Interest rate risk Line Utilization - represents the used portion of a revolving line resulting in a funded balance for a given portfolio; credit cards, construction loans (commercial and residential), and consumer lines of credit are excluded from the calculation Linked-quarter (LQ) – current quarter compared to previous quarter LOC – Line of credit LQA – Linked-quarter annualized M&A – Mergers and acquisitions MM – Dollars in millions MMDA – Money market demand account MMDDYY – Month Day Year Munis – Municipal obligations NII – Net interest income *NIM – Net interest margin (TE) OCI – Other comprehensive income OFA – Other foreclosed assets OFB – OFB Bancshares, Inc., on a consolidated basis with its subsidiary, One Florida Bank O/N – Overnight Funds ORE – Other real estate PF – Public Funds *PPNR and *Adjusted PPNR – Pre-provision net revenue, defined as net income excluding provision expense and income tax expense, plus the taxable equivalent adjustment; adjusted PPNR is PPNR excluding supplemental disclosure items; also known as adjusted leverage Repo – Customer repurchase agreements RMBS – Residential mortgage-backed securities ROA – Return on average assets ROTCE – Return on tangible common equity RWA – Risk Weighted Assets SBA – Small Business Administration SBIC – Small business investment company SNC – Shared national credit SOFR – Secured Overnight Financing Rate S2 – Slower growth, downside scenario *Supplemental disclosure items – certain items that are outside of our principal business and/or are not indicative of forward-looking trends; these items are presented below GAAP financial data and excluded from certain adjusted ratios and metrics TBV – Tangible book value TCE – Tangible common equity ratio (common shareholders’ equity less intangible assets divided by total assets less intangible assets) *TE – Taxable equivalent (calculated using the current statutory federal tax rate) XHYY – Half Year XQYY – Quarter Year Y-o-Y – Year over year

HWC Nasdaq Listed HNCOCK WHITNEY 4 *Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings As of September 30, 2026 (Healthcare) (ABL) (Operations) (Trust) $38.6 billion in Total Assets $26.5 billion in Total Loans $32.2 billion in Total Deposits 11.53% CET1 Ratio* 8.05% TCE Ratio $5.7 billion in Market Cap Baa2 Moody’s Long-term issuer rating; stable outlook BBB S&P Long-term issuer rating; positive outlook 189 banking locations Approximately 3,800 (FTE) employees corporate-wide 224 ATMs Corporate Profile

How we do business Our Mission. Each day, we reaffirm our mission to help people achieve their financial goals and dreams. Our Purpose. We work hard to create opportunities for people and the communities we serve, our purpose for doing what we do. Our Promise to Associates. We honor and respect associates with a heartfelt promise: You can grow. You have a voice. You are important. Honor & Integrity We proudly bear a figurative badge symbolizing our steady commitment to do the right thing for the people who depend on and trust us. Strength & Stability We maintain strong capital and solid business practices to anchor the company's financial soundness and offer clients safe harbor for their hard-earned money. Commitment to Service With a steadfast pledge to five-star excellence, we strive to deliver exceptional service to our clients and communities every day. Teamwork We embrace the importance of collaboration and work together with people, communities, and each other to empower success in the hometowns we serve. Personal Responsibility Each of us carries the long-burning light of accountability that leads us to go above and beyond our best.  Our core values.

HWC Strong and Stable for more than 126 Years Strength to manage through challenging economic environments Density in resilient deposit markets Stable, seasoned, diversified deposits; ability to organically grow deposits Solid capital levels including all unrealized losses Ability to return capital through dividend increases and share repurchase program Commitment to maintaining a de-risked balance sheet Robust ACL Proven ability to proactively manage expenses Technology investments improve client experience and enhance efficiencies Exceptional, dedicated, committed team of associates

Third Quarter 2026 Highlights

- Net income totaled $110.1 million, or $1.36 per diluted share, compared to $127.0 million, or $1.55 per diluted share in 2Q26
  - 3Q26 results include a pretax charge of ($30.4) million, or $0.30 per share, of supplemental disclosure items related to the acquisition of One Florida Bank (OFB); there were no supplemental disclosure items in 2Q26 or 3Q25
  - Excluding the impact of the supplemental disclosure items, adjusted EPS* was $1.66, up $0.11, or 7%, linked-quarter
- Adjusted Pre-Provision Net Revenue (PPNR)* totaled $189.3 million, up $11.2 million, or 6% from the prior quarter
- Loans increased $2.0 billion, or 32% LQA (Slide 8)
- Deposits increased $2.5 billion, or 34% LQA (Slide 10)
- Criticized commercial loans decreased and nonaccrual loans increased, compared to 2Q26 (Slide 11)
- ACL coverage solid at 1.42% (Slide 12)
- NIM of 3.61%, up 5 bps from the prior quarter (Slide 14)
- CET1 ratio estimated at 11.53% compared to 13.19% in the prior quarter; TCE ratio at 8.05% compared to 9.78% in the prior quarter (Slide 18)
- Efficiency ratio* of 54.46%, down 85 bps linked-quarter, compared to 55.31% in the prior quarter

($s in millions; except per share data)	3Q26	2Q26	3Q25
Net income	$110.1	$127.0	$127.5
Provision for credit losses	$16.1	$13.8	$12.7
Supplemental disclosure items	$30.4	---	---
Earnings per share – diluted (EPS)	$1.36	$1.55	$1.49
Adjusted EPS*	$1.66	$1.55	$1.49
Return on Assets (%) (ROA)	1.16	1.42	1.46
Adjusted ROA (%)*	1.41	1.42	1.46
Return on Tangible Common Equity (%) (ROTCE)	13.46	14.84	15.00
Adjusted ROTCE (%)*	16.40	14.84	15.00
Net Interest Margin (TE) (%)	3.61	3.56	3.49
Net Charge-offs (%)	0.16	0.16	0.19
CET1 Ratio (%)**	11.53	13.19	14.09
Tangible Common Equity (%)	8.05	9.78	10.01
Adjusted Pre-Provision Net Revenue (TE)*	$189.3	$178.1	$175.6
Efficiency Ratio (%)*	54.46	55.31	54.10

*Non-GAAP measure: See appendix for non-GAAP reconciliation
**Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings

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Loan Growth Driven By OFB Acquisition, Strong Production Bar Chart Loans totaled $26.5 billion, up $2.0 billion, or 32% LQA, including OFB; up $243 million, or 4% LQA, excluding OFB balances at acquisition Growth driven primarily by an increase in Commercial Real Estate across multiple products and continued growth in Equipment Finance Prepayments stable linked-quarter Line utilization remained flat compared to prior quarter at 41.1% For 2026, we expect year-over-year low-double digit EOP loan growth Quarter-Over-Quarter Waterfall by Activity Type Quarter-Over-Quarter Waterfall by Product

Loan Portfolio Composition Diversified and De-Risked

- Loan portfolio diverse across a number of segments and industries
- Conservative underwriting in both type and structure
- Underwriting efforts focused on resilient industries and on full-service client relationships
  - Business banking and consumer loans provide depository relationships and favorable yields
- SNC Loans totaled $2.3 billion at 9/30/26, 8.6% of total loans, down from $2.4 billion, or 9.6% of loans, at 6/30/26
- For additional details on ICRE loans, refer to slide 23 in the appendix
- See table below for balances of OFB Acquired loans at 8/1/26 (acquisition close) and at 9/30/26

OFB Acquired Loans ($s in millions)	Balance at 8/1/26	Balance at 9/30/26
Commercial non-RE (C&I)	$330	$311
CRE – owner	250	267
ICRE	565	585
C&D	128	124
Healthcare	83	83
Equipment Finance	212	211
Mortgage	129	131
Consumer	20	19
Total OFB Loans	$1,717	$1,731

Total Loans ($s in millions)	Outstanding	% of Total Loans	Commitment
Commercial non-RE (C&I)	$7,884	29.7%	$14,154
CRE – owner	3,166	11.9%	3,323
ICRE	4,788	18.1%	4,983
C&D	1,308	4.9%	2,685
Healthcare (1)	2,094	7.9%	2,461
Equipment Finance	1,761	6.6%	1,761
Energy	170	0.7%	265
Total Commercial	$21,171	79.8%	$29,632
Mortgage	3,995	15.0%	3,996
Consumer	1,374	5.2%	3,399
Total Loans	$26,540	100.0%	$37,027
For Information Purposes Only (included in categories above)			
Retail (C&I and CRE)	2,483	8.2%	2,851
Hospitality (C&I and CRE)	1,482	5.6%	1,711
Office – ICRE	823	3.1%	847
Office – owner	1,020	3.8%	1,066
Multifamily – ICRE	1,365	5.1%	1,382
Multifamily – C&D	463	1.7%	1,072

As of September 30, 2026, OFB loans are included in the chart above. See chart to left for additional details.

(1) $614 million of healthcare loans outstanding are C&I, $542 million are CRE-Owner, $698 million are ICRE, and $241 million are C&D

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Strong Deposit Growth Linked Quarter Total deposits of $32.2 billion, up $2.5 billion, or 34% LQA including OFB; up $671 million, or 9% LQA, excluding OFB balances at acquisition DDA as a % of total deposits was 33% in 3Q26, compared to 35% in 2Q26 For additional details on deposit composition refer to slide 26 EOP Deposits Mix ($)* EOP Deposits Mix (%)* $ in millions % of Total Deposits Quarter-Over-Quarter Waterfall by Product OFB Acquired Deposit Balance at 8/1/26 Balance at 9/30/26 ($s in millions) DDA $419 $372 IB Transaction & Savings 1,240 1,408 IB Public Funds 15 15 Retail Time Deposits 203 191 Total OFB Deposits $1,877 $1,986 *OFB deposits included within each category at September 30, 2026. See table to the left for additional details See table below for balances of OFB Acquired deposits at 8/1/26 (acquisition close) and at 9/30/26

Continued Resilient Asset Quality Criticized commercial loans totaled $485 million, or 2.29% of total commercial loans, at September 30, 2026, down $7 million from $492 million, or 2.55% of total commercial loans, in the prior quarter Nonaccrual loans totaled $133 million, or 0.50% of total loans, at September 30, 2026, compared to $114 million, or 0.46% of total loans, in the prior quarter Expect criticized and nonaccrual levels to compare well to peers Not experiencing broad signs of weakness among any industry, collateral type, or geography Total Loans $23,597 $23,958 $23,992 $24,580 $26,540 Total Commercial Loans 18,234 18,601 18,714 19,323 21,171 Criticized Commercial Loans 549 535 522 492 485 Nonaccrual Loans 114 107 113 114 133 3.01% 0.48% $ in millions 2.88% 0.45% 2.79% 0.47% 2.29% 0.50% 2.55% 0.46%

Maintained Solid Reserves

- Provision for credit losses of $16.1 million for the third quarter of 2026 includes impact of unfunded commitments acquired from OFB; adjusted provision* of $15.1 million for the third quarter of 2026 reflects $10.2 million of net charge-offs and an adjusted reserve build of $4.9 million
- OFB acquired loans required a $22.9 million reserve build, inclusive of a $1.0 million provision for unfunded commitments identified as a supplemental disclosure item
  - The $21.9 million reserve build was established through Day 1 credit mark
- Maintained solid reserve coverage at 1.42%, unchanged from the prior quarter
- Weighting applied to Moody's September 2026 economic scenarios was 50% Baseline and 50% slower growth (S2), consistent with prior quarter

	Net Charge-offs		Reserve Build / (Release)		Total Provision		Reserve Build / (Release) through Purchase Accounting	
($s in millions)	3Q26	2Q26	3Q26	2Q26	3Q26	2Q26	3Q26	2Q26
Commercial	$7.3	$6.6	$5.0	$4.0	$12.3	$10.6	$19.8	$—
Mortgage	0.4	0.1	(0.6)	0.7	(0.2)	0.8	2.0	—
Consumer	2.5	2.7	0.5	(0.3)	3.0	2.4	0.1	—
Adjusted Total*	$10.2	$9.4	$4.9	$4.4	$15.1	$13.8	$21.9	$—
OFB Unfunded build	—	—	1.0	—	1.0	—	—	—
Total	$10.2	$9.4	$5.9	$4.4	$16.1	$13.8	$21.9	$—

	9/30/2026		6/30/2026	
Portfolio ($ in millions)	Allowance for Credit Losses	% of Loan and Leases Outstanding	Allowance for Credit Losses	% of Loan and Leases Outstanding
Commercial	$272	1.29%	$247	1.28%
Mortgage	44	1.09%	42	1.08%
Consumer	24	1.73%	24	1.73%
Allowance for Loan and Lease Losses (ALLL)	$340	1.28%	$313	1.27%
Reserve for Unfunded Lending Commitments	36	—	35	—
Allowance for Credit Losses (ACL)	$376	1.42%	$348	1.42%

*Non-GAAP measure: See appendix for non-GAAP reconciliation

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Portfolio Reinvestment Drives Yield Increase Securities portfolio* totaled $8.4 billion at 9/30/2026, up $128 million linked-quarter 79% AFS, 21% HTM at 9/30/2026 $359 million in notional FV hedges are designated on $388 million in bonds, or 6% of AFS securities; these FV hedges provide flexibility to reposition and/or reprice the hedged assets in a changing rate environment Yield 3.46%, up 11 bps primarily due to reinvestment activity at higher rates and additional FV hedge income Premium amortization totaled $3.6 million, down $1.0 million linked-quarter Effective duration 4.2 at 9/30/2026, up from 4.1 at 6/30/2026 Net unrealized losses on securities portfolio impacted by Treasury yields: Bar chart,pie chart Net Unrealized Loss $ in millions 9/30/2026 6/30/2026 AFS ($587) ($335) HTM ($173) ($130) Total ($760) ($465) * Excluding unrealized losses and FV hedges adjustment

3Q26 NIM 3.61%, up 5 bps from 2Q26 NIM 3.61% for the month of September 2026 4 bps impact from purchase accounting accretion related to OFB 3Q26 NII (TE) of $314.9 million, up $19.7 million, or 7%, compared to $295.2 million in the prior quarter $3.3 million impact from purchase accounting accretion related to OFB For 2026, expect double digit NIM expansion Assumes one 25 bp rate hike in December 2026 NIM Up Linked-Quarter Cost of Deposits 0.60% 0.50% 0.40% 0.30% 0.20% 0.10% Mar-20 Apr-20 May-20 Jun 20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Mar-21e .59% .41% .33% .29% .25% .21% .20% .19% .17% .17% .13% 3.40% 3.30% 3.20% 3.10% 3.00% 2.90% 2.80% 3Q20 NIM (TE) Impact of Securities Portfolio Purchase/Premium amortization Impact of change in earnings asset mix Lower cost of deposits Net impact of interest reversals and recoveries/loan fees accretion 4Q20 NIM (TE) 0.02% 0.06% 0.05% 0.02% 5.00% 4.00% 3.00% 2.00% 1.00% 0.00% 4Q19 1Q20 2Q20 3Q20 4Q20 4.69% 3.43% 2.56% 0.76% 4.56% 3.41% 2.53% 0.67% 4.04% 3.23% 2.47% 0.38% 3.95% 3.23% 2.31% 0.30% 3.99% 3.22% 2.23% 0.25% Loan Yield Securities Yield Cost of Fund NIM HNCOCK WHITNEY 18 Line chart Yield / Cost Quarter Month NIM

Key IRR Metrics

Loans

- Loans totaled $26.5 billion at September 30, 2026
  - 41% fixed, 59% variable (includes hybrid ARMs)
    - 72% of variable loans tied to SOFR
    - 24% of variable loans tied to Wall Street Journal Prime
    - 4% of variable loans tied to other indices
- Approximately 4.7% ($644 million) of the variable rate loan portfolio will strike their index floors at or above a Fed Funds equivalent rate of 2% with a cumulative amount of 27% ($3.7 billion) hitting floor strikes at or above Fed Funds level of 1%

Swaps/Hedges (See slide 30 for more information)

- $1.95 billion of spot and forward-starting receive fixed/pay 1-month SOFR swaps designated as cash flow hedges on the balance sheet; extends loan duration
- $359 million of pay fixed/receive Fed Effective swaps designated as fair value hedges on $388 million of securities; provides OCI protection and flexibility to reposition and/or reprice the hedged assets in a changing rate environment
- During 3Q26, four additional cash flow hedges were executed

Deposits

- Deposits totaled $32.2 billion at September 30, 2026
- 81% of deposits are MMDA (excludes PF), savings, or DDA

Cycle-to-date Rate Betas

	Historical Cycles				Current Cycle
	Rates Up (4Q15-2Q19)	Rates Down (2Q19-4Q20)	Rates Up (1Q22-2Q24)	Rates Down (2Q24-2Q26)	Expected Rates Up (2Q26-)
Total Deposit Betas	29%	31%	37%	32%	~35-40%
IB Deposit Betas	44%	45%	58%	53%	~55-60%
Loan Betas	48%	38%	49%	36%	~45-52%

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Stable Fee Income Noninterest income totaled $107.0 million, compared to $108.4 million in prior quarter Increase of $1.2 million in service charges on deposit accounts due to higher client activity and $0.2 million attributable to OFB Increase of $0.7 million in other income due to higher SBIC income, syndication fees, FHLB stock income and $0.3 million attributable to OFB, partially offset by lower derivative and BOLI income Decrease of $1.2 million in secondary mortgage fees due to the current rate environment Decrease of $1.1 million in trust fees due partially to seasonality Decrease of $0.2 million in Bank Card & ATM fees due to lower activity on client accounts, partially offset by $0.1 million increase attributable to OFB Noninterest Income Mix 3Q26 $s in millions Lower Mortgage, Specialty Income Partly Offset by Higher Service Fees Noninterest income totaled $82.4 million, down $1.3 million, or 2% linked-quarter Service charges and bank card & ATM fees up primarily due to increased activity, although lower than pre-pandemic levels Secondary mortgage fees continue to be impacted by the favorable rate environment, albeit a lower level of refinance activity compared to previous quarters Other income decrease related to lower levels of specialty income (BOLI) in 4Q20 partially offset by higher derivative income Expect 1Q21 fee income to be down related to anticipated lower levels of specialty income and secondary mortgage fees Secondary Mortgage Fees $11.5 14%Other $12.8 16% Noninterest Income Mix 12/31/20 $s in millions Service Charges on Deposit $19.9 24% Investment & Annuity and Insurance $5.8 7% Trust Fees $14.8 18% Bank Card & ATM Fees $17.6 21% 3Q20 NON INTEREST INCOME SERVICE CHARGES ON DEPOSIT accounts bank card & atm fees investment & annuity income and insurance trust fees secondary mortgage fees other 4q20 Non interest income Pie chart

Expense Growth Related to Personnel Investments Noninterest expense totaled $262.0 million, compared to $225.4 million in the prior quarter; adjusted noninterest expense* totaled $232.6 million, up $7.2 million, or 3% linked-quarter 3Q26 included $29.4 million of supplemental disclosure items related to the acquisition of OFB; there were no supplemental disclosure items in 2Q26 Personnel expenses, excluding the supplemental disclosure items, increased $6.2 million, or 5% linked-quarter, related to the impact of new hires and OFB personnel expense (see below); 38 net new bankers hired through 3Q26 A Focus on Expense Control; More Initiatives Underway Noninterest expense totaled $193.1 million, down $2.7 million, or 1% LQ Decline in personnel expense related to savings from efficiency measures taken to-date, including staff attrition and recent financial center closures Increase in other expenses mainly related to nonrecurring hurricane expense and branch closures Expense reduction initiatives to-date Closed 12 financial centers in 4Q20 8 additional financial centers closures announced in 1Q21 Ongoing branch rationalization reviews Closed Wealth Management trust offices in the NE corridor FTE down 210 compared to June 30, 2020 through staff attrition and other initiatives Early retirement package offered to select employees in 1Q21 Expect 1Q21 expenses to be flat as efficiency initiatives continue and offset typical beginning of the year increases; does not include nonrecurring charges for certain initiatives (i.e. early retirement) Adjusted Noninterest Expense* Mix 3Q26 $s in millions *Non-GAAP measure: See appendix for non-GAAP reconciliation OFB Noninterest Expense OFB Expenses 8/1/26- 9/30/26 Supplemental Disclosure Items ($s in millions) Personnel Expense $3.6 $8.3 Occupancy and Equipment 0.4 0.1 Amortization of Intangibles 1.2 - Other (net) 0.6 21.0 Total $5.8 $29.4

Capital Deployed Through Growth and Buybacks TCE ratio 8.05%, compared to 9.78% linked-quarter Leverage (Tier 1) ratio estimated at 9.79%, compared to 10.87% linked-quarter CET1 ratio estimated at 11.53%, compared to 13.19% linked-quarter Total risk-based capital ratio estimated at 13.21%, compared to 14.98% linked-quarter 1 million shares of company common stock repurchased during 3Q26 at an average price of $77.91 per share; 1 million shares remaining under existing 5% (approximately 4.1 million shares) buyback authority through December 31, 2026 Tangible Common Equity Ratio Leverage Ratio CET1 Ratio and Tier 1 Risk-Based Capital Ratio Total Risk-Based Capital Ratio September 30, 2026* 8.05% 9.79% 11.53% 13.21% June 30, 2026 9.78% 10.87% 13.19% 14.98% March 31, 2026 9.93% 10.89% 13.29% 15.10% December 31, 2025 10.06% 11.17% 13.65% 15.45% September 30, 2025 10.01% 11.46% 14.09% 15.92% CET1 Ratio 11.53% *Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings TCE Ratio 8.05%

2026 Forward Guidance

	3Q26 Actual	4Q26 Outlook, compared to 3Q26	FY 2026 Outlook, compared to FY25
Loans (EOP)	$26.5B	Up mid single digits	Up low double digits
Deposits (EOP)	$32.2B	Up upper single digits	Up low double digits
Net Interest Income (te)[2]	$314.9MM	Up between 3% - 4%	Up between 9% - 9.5%[3]
Net Interest Margin (te)[2]	3.61%	Modest NIM expansion	Double digit NIM expansion[3]
Net charge-offs	0.16%	0.15% - 0.25%	0.15% - 0.25%
Adjusted Noninterest Income[1]	$107.0MM	Up between 0.5% - 1%	Up between 5.5% - 6%[3]
Adjusted Noninterest Expense[1]	$232.6MM	Up between 2% - 2.5%	Up between 8% - 8.5%[3]
Adjusted Pre-Provision, Net Revenue (PPNR)[1]	$189.3MM	Up between 3% - 4%	Up between 8% - 8.5%[3]
Effective Tax Rate	22.5%	Approximately 21.5% - 22%	Approximately 21.5%[3]
Efficiency Ratio[1]	54.46%	Expect to maintain efficiency ratio below 55%	Expect to maintain efficiency ratio below 55%

Corporate Strategic Objectives (CSOs) Long-term operating objectives reviewed/updated annually (assumes fed funds at approximately 3.25% for 2028)	3 Year Objective (4Q28)	3Q26 Actual[4]
ROA	≥ 1.50%	1.41%
TCE	9.00 - 9.50%	8.05%
ROTCE	≥ 15%	16.40%
Efficiency Ratio[1]	≤ 55%	54.46%

(1) Refer to appendix for non-GAAP reconciliations
(2) Guidance based on one 25 bp rate hike in 4Q26
(3) Updated from prior quarter
(4) Results for 3Q26 adjusted for supplemental disclosure items

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Appendix and Non-GAAP Reconciliations Appendix and Non-GAAP Reconciliations CHANCOCK WHITNEY

Change YTD 2026 YTD 2025 Change 3Q26 2Q26 3Q25 LQ Prior Year Y-o-Y           EOP Balance Sheet 26,540.4 24,580.2 23,596.6 1,960.2 2,943.8 Loans 26,540.4 23,596.6 2,943.8 7,758.3 7,891.4 7,991.3 (133.1) (233.0) Securities 7,758.3 7,991.3 (233.0) 34,962.2 33,039.5 32,532.3 1,922.7 2,429.9 Earning assets 34,962.2 32,532.3 2,429.9 38,583.5 36,346.0 35,766.4 2,237.5 2,817.1 Total assets 38,583.5 35,766.4 2,817.0                   32,177.3 29,629.8 28,659.80 2,547.5 3,517.5 Deposits 32,177.3 28,659.8 3,517.5 1,304.3 1,571.0 1,891.5 (266.7) (587.2) Short-term borrowings 1,304.3 1,891.5 (587.2) 34,349.2 31,901.9 31,291.9 2,447.3 3,057.3 Total liabilities 34,349.2 31,291.9 3,057.3 4,234.3 4,444.1 4,474.5 (209.8) (240.2) Stockholders' equity 4,234.3 4,474.5 (240.2)                     Avg Balance Sheet       25,766.2 24,339.9 23,425.9 1,426.3 2,340.3 Loans 24,697.3 23,249.2 1,448.1 8,284.8 8,285.6 8,383.8 (0.8) (99.0) Securities (1) 8,278.7 8,299.5 (20.8) 34,766.9 33,205.8 32,213.6 1,561.1 2,553.3 Average earning assets 33,564.8 32,106.9 1,457.9 37,591.3 35,881.5 34,751.2 1,709.8 2,840.1 Total assets 36,305.6 34,546.1 1,759.5                   30,924.8 28,780.9 28,492.1 2,143.9 2,432.7 Deposits 29,521.2 28,630.5 890.7 1,514.7 1,982.1 1,135.3 (467.4) 379.4 Short-term borrowings 1,642.0 876.7 765.3 33,201.4 31,460.7 30,382.5 1,740.7 2,818.9 Total liabilities 31,881.7 30,266.8 1,614.9 4,389.9 4,420.8 4,368.7 (30.9) 21.2 Stockholders' equity 4,423.9 4,279.3 144.6           5.71% 5.60% 5.87% 11 bps -16 bps Loan yield 5.65% 5.86% -21 bps 3.46% 3.35% 2.92% 11 bps 54 bps Securities yield 3.35% 2.85% 50 bps 2.33% 2.20% 2.55% 13 bps -22 bps Cost of IB deposits 2.26% 2.59% -33 bps 82.48% 82.96% 82.33% -48 bps 15 bps Loan/Deposit ratio - EOP 82.48% 82.33% 15 bps Summary Balance Sheet ($ in millions) (1) Average securities excludes unrealized gain/(loss) Summary Balance Sheet ($ in millions) 4Q20 and YTD 2020 include $2.0 billion and 3Q20 included $2.3 billion in PPP loans, net Average securities excludes unrealized gain /(loss)       Change       4Q20 3Q20 4Q19 LQ PY Line Item YTD 2020 YTD 2019 Y-o-Y           EOP Balance Sheet       $21,789.9 $22,240.2 $21,212.8 ($450.3) $577.1 Loans (1) $21,789.9 $21,212.8 $577.1 7,356.5 7,056.3 6,243.3 300.2 1,113.2 Securities 7,356.5 6,243.3 1,113.2 30,616.3 30,179.1 27,622.2 437.2 2,994.1 Earning Assets 30,616.3 27,622.2 2,994.1 33,638.6 33,193.3 30,600.8 445.3 3,037.8 Total assets 33,638.6 30,600.8 3,037.8                   $27,698.0 $27,030.7 $23,803.6 $667.3 $3,894.4 Deposits $27,698.0 $23,803.6 $3,894.4 1,667.5 1,906.9 2,714.9 (239.4) (1,047.4) Short-term borrowings 1,667.5 2,714.9 (1,047.4) 30,199.6 29,817.7 27,133.1 381.9 3,066.5 Total Liabilities 30,199.6 27,133.1 3,066.5 3,439.0 3,375.6 3,467.7 63.4 (28.7) Stockholders' Equity 3,439.0 3,467.7 (28.7)                             Avg Balance Sheet       $22,065.7 $22,407.8 $21,037.9 ($342.1) $1,027.8 Loans $22,166.5 $20,380.0 $1,786.5 6,921.1 6,389.2 6,201.6 531.9 719.5 Securities (2) 6,398.7 5,864.2 534.5 29,875.5 29,412.3 27,441.5 463.2 2,434.0 Average earning assets 29,235.3 26,476.9 2,758.4 33,067.5 32,685.4 30,343.3 382.1 2,724.2 Total assets 32,391.0 29,125.4 3,265.6                   $27,040.4 $26,763.8 $23,848.4 $276.6 $3,192.0 Deposits $26,212.3 $23,299.3 $2,913.0 1,779.5 1,733.3 2,393.4 46.2 (613.9) Short-term borrowings 1,978.2 1,942.1 36.1 29,660.8 29,333.8 26,869.6 327.0 2,791.2 Total Liabilities 28,957.9 25,822.8 3,135.1 3,406.6 3,351.6 3,473.7 55.0 (67.1) Stockholders' Equity 3,433.1 3,302.7 130.4 3.99% 3.95% 4.69% 4 bps -70 bps Loan Yield 4.13% 4.81% -68 bps 2.23% 2.31% 2.56% -8 bps -33 bps Securities Yield 2.38% 2.62% -24 bps 0.31% 0.39% 1.11% -8 bps -80 bps Cost of IB Deposits 0.57% 1.25% -68 bps 79% 82% 89% -361 bps -1045 bps Loan/Deposit Ratio (Period End) 79% 89% -1045 bps CHANCOCK WHITNEY 26

Balance Sheet Summary 3Q25 4Q25 1Q26 2Q26 3Q26 Average Loans ($MM) 23,426 23,716 23,966 24,340 25,766 Average Total Securities* ($MM) 8,384 8,484 8,266 8,286 8,285 Average Deposits ($MM) 28,492 28,817 28,835 28,781 30,925 Loan Yield (TE) 5.87% 5.75% 5.62% 5.60% 5.71% Cost of Deposits 1.64% 1.57% 1.47% 1.43% 1.55% Tangible Common Equity Ratio 10.01% 10.06% 9.93% 9.78% 8.05% * Average securities excludes unrealized gain/(loss)

ICRE Segmentation Detail and Key Metrics

- ICRE loan portfolio is diversified by asset class, industry and geographic region
- ICRE 21% of total loans and includes a variety of collateral types
- Office-ICRE exposure low at only 3.1% of total loans
  - Office buildings tend to be more mid-rise
  - Approximately 43% of office-ICRE exposure has medical-related tenants
  - Approximately 90% of office exposure is located within our 5-state footprint (AL, FL, LA, MS, TX)
  - 90% of office-ICRE portfolio (by loan count) has exposure of $5 million or less
  - 78% of office-ICRE exposure has some level of guarantor support (corporate, personal, or both)
- Multifamily – ICRE and C&D exposure diverse
  - No rent stabilized properties
  - Approximately 70% of multifamily exposure is located within our 5-state footprint (AL, FL, LA, MS, TX)
  - 97% of multifamily (ICRE and C&D) exposure has some level of guarantor support (corporate, personal, or both)

Total Loans ($s in millions)	Outstanding	% of Total Loans	Commitment
Multifamily	$1,365	5.1%	$1,382
Retail	1,035	3.9%	1,064
Industrial	971	3.7%	1,080
Office	823	3.1%	847
Healthcare related properties	607	2.3%	638
Hospitality[(1)]	496	1.9%	504
Other	138	0.5%	144
Other land loans	38	0.1%	39
1-4 family residential construction	13	0.0%	15
Total ICRE Loans[(2)]	$5,486	20.7%	$5,713

As of September 30, 2026
(1) Includes hotel, motel and restaurants
(2) Includes ICRE and $698 million healthcare loans outstanding; healthcare loans outstanding primarily included in healthcare related properties, office, and other collateral categories

ICRE Exposure (%) by State
9/30/2026



LA 25%
FL 30%
TX 15%
AL 3%
MS 5%
Multiple States (Footprint) 3%
Other 19%

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EOP Loan Repricing and Maturity ($s in millions) Repricing/Maturity Term (1) Rate Structure 3 months or less 4-12 months 1-3 Years 3-5 Years 5-15 Years Over 15 Years Total Loans (EOP) Variable Rate Fixed Rate Commercial Non-RE $6,336 $417 $945 $1,690 $967 $28 $10,383   $6,471 $3,912 CRE-Owner 1,293 157 386 708 1,196 13 3,753 1,287 2,466 CRE- income producing 3,877 195 467 664 280 3 5,486 3,814 1,672 Construction and land development 1,202 17 95 100 89 46 1,549 1,191 358 Total Commercial 12,708 786 1,893 3,162 2,532 90 21,171 12,763 8,408 Residential mortgages 162 157 100 426 1,186 1,964 3,995 1,694 2,301 Consumer 1,229 51 34 41 14 5 1,374 1,240 134 Total Loans $14,099 $994 $2,027 $3,629 $3,732 $2,059 $26,540 $15,697 $10,843                   % of Total 53% 4% 7% 14% 14% 8% 100% 59% 41% Weighted Average Rate 6.35% 5.26% 5.84% 5.54% 4.65% 4.79% 5.82% 6.08% 5.39% (1) Based on maturity date for fixed rate loans 88% of variable rate loans reprice in three months or less $0.9 billion of variable rate mortgages, or 6% of total variable rate loans, reprice in 5 to 15 years

Total Loan Rates and Yield Trends $ in millions Total Loan Rate(1) - Fixed 5.17% 5.24% 5.28% 5.28% 5.32% 5.39% Total Loan Rate(1) - Variable 6.58% 6.52% 6.15% 6.00% 5.94% 6.08% (1) Loan rates represent weighted average coupon rate at end of period (2) Total loan yield includes impact of cash flow hedges (3) New Loan rates represent weighted average coupon rate in the month of origination or first funded balance

Maintaining a Seasoned, Stable, Diversified Deposit Base DDA as a % of total deposits remains strong at 33% at September 30, 2026 Uninsured deposits (adjusted for collateralized public funds) were 44.3% at September 30, 2026, compared to 41.8% at June 30, 2026 The Insured Cash Sweep (ICS) product is available to clients as a way to secure deposits above FDIC limits; balances at September 30, 2026 were approximately $674 million (including OFB), up from $263 million at June 30, 2026 Repurchase (Repo) agreements are another way for clients to secure deposits; balances at September 30, 2026 were $554 million, compared to $621 million at June 30, 2026 Consumer clients comprise 40% of total deposits (45% including wealth), while commercial clients comprise 46% There were no brokered time deposits at September 30, 2026 or June 30, 2026 *Reflects preliminary allocation of line of business for OFB acquisition not yet fully integrated

Currently have approximately $21.0 billion in internal and external sources of liquidity if needed Approximately $19.3 billion in remaining net liquidity available at September 30, 2026 There were no brokered time deposits at September 30, 2026 or June 30, 2026 At September 30, 2026 $ in millions Total Sources Amount Used Net Availability Internal Sources       Free Securities $4,578 $ — $4,578 External Sources FHLB* 6,912 1,739 5,173 FRB-DW 3,478 — 3,478 Brokered Deposits 4,827 — 4,827 Overnight Fed Funds LOCs 1,219 — 1,219 Total Available Sources of Funding $21,014 $1,739 $19,275 Strong Liquidity Position; Multiple Sources of Funding Available At September 30, 2026 $ in millions Cash and O/N $ 1,207 Cash and O/N as a % of Assets 3.1% Cash and O/N + Net Availability $ 20,482 Uninsured Deposits excl. PF Deposits $ 14,270 Cash and O/N + Net Availability to Adj. Uninsured deposits 143.53% * Amount used includes letters of credit (off balance-sheet)

Summary Income Statement ($ in millions, except for per share data)

			Change					Change
3Q26	2Q26	3Q25	LQ	Prior Year		YTD 2026	YTD 2025	Y-o-Y
314.9	295.2	282.3	19.7	32.6	Net interest income (TE)	897.7	834.5	63.2
16.1	13.8	12.7	2.3	3.4	Provision for credit losses	43.0	38.0	5.0
107.0	108.4	106.0	(1.4)	1.0	Noninterest income	222.8	299.3	(76.5)
262.0	225.4	212.8	36.6	49.2	Noninterest expense	708.2	633.8	74.4
142.0	162.2	160.3	(20.2)	(18.3)	Income before income tax	362.9	454.1	(91.2)
32.0	35.2	32.9	(3.2)	(0.9)	Income tax expense	78.5	93.6	(15.1)
110.1	127.0	127.5	(16.9)	(17.4)	Net income	284.4	360.5	(76.1)
189.3	178.1	175.6	11.2	13.7	Adjusted PPNR (TE)*	540.3	505.9	34.4

110.1	127.0	127.5	(16.9)	(17.4)	Net income	284.4	360.5	(76.1)
(0.3)	(0.3)	(0.6)	-	0.3	Net Income allocated to participating securities	(0.8)	(1.6)	0.8
109.8	126.6	126.9	(16.8)	(17.1)	Net Income available to common shareholders	283.6	358.9	(75.3)
80.6	81.5	85.5	(0.9)	(4.9)	Weighted average common shares - diluted (millions)	81.4	86.0	(4.6)
1.36	1.55	1.49	(0.19)	(0.13)	EPS - diluted	3.48	4.17	(0.69)

3.61%	3.56%	3.49%	5 bps	12 bps	NIM (TE)	3.57%	3.47%	10 bps
1.16%	1.42%	1.46%	-26 bps	-30 bps	ROA	1.05%	1.40%	-35 bps
9.95%	11.52%	11.58%	-157 bps	-163 bps	ROE	8.60%	11.26%	-266 bps
54.46%	55.31%	54.10%	-85 bps	36 bps	Efficiency ratio*	55.05%	54.73%	32 bps

*Non-GAAP measure: see slides 31-34 for non-GAAP reconciliations

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Income Statement Summary (as Adjusted*) *Non-GAAP measure: see slides 31-34 for non-GAAP reconciliations   3Q25 4Q25 1Q26 2Q26 3Q26 Adjusted PPNR (TE)* ($000) 175,557 173,956 172,895 178,139 189,258 Net Interest Income (TE) ($000) 282,309 284,675 287,566 295,225 314,898 Net Interest Margin (TE) 3.49% 3.48% 3.55% 3.56% 3.61% Adjusted Noninterest Income* ($000) 106,001 107,131 106,077 108,350 107,011 Adjusted Noninterest Expense* ($000) 212,753 217,850 220,748 225,436 232,651 Efficiency Ratio* 54.10% 54.93% 55.43% 55.31% 54.46% Results *Non-GAAP measures. See slides 29-31 for non-GAAP reconciliations   4Q19 1Q20 2Q20 3Q20 4Q20 Operating PPNR (TE)* ($000) 125,660 115,688 118,518 126,346 130,607 Net Interest Income (TE)* ($000) 236,736 234,636 241,114 238,372 241,401 Net Interest Margin (TE)* 3.43% 3.41% 3.23% 3.23% 3.22% Noninterest Income ($000) 82,924 84,387 73,943 83,748 82,350 Operating Expense* ($000) 194,000 203,335 196,539 195,774 193,144 Efficiency Ratio* 58.88% 62.06% 60.74% 59.29% 58.23% CHANCOCK WHITNEY 27

Current Hedge Positions Cash Flow (CF) Hedges Receive 300 bps versus paying 1-month SOFR on $1.95 billion Four additional hedges were executed while no terminations were made during the third quarter of 2026 Total termination value on remaining active CF hedges is approximately ($42) million as of 9/30/2026 Future maturities of existing CF hedges range from October 2026 through January 2031 Fair Value (FV) Hedges Pay an average fixed rate of 1.94% and receive variable rate at FF effective (resulting in these bonds being a variable rate of FF plus 41 bps) No FV hedges were terminated in 3Q26; however, one FV hedge became effective on 7/1/2026 and provided full quarter impact during 3Q26 The $359 million of FV hedges reduced the duration (market price risk) from approximately 5.0 years to 1.0 year on $388 million in hedged securities All $359 million in FV hedges have become effective and contribute to the total portfolio yield Current termination value of FV hedges is approximately $36 million at 9/30/2026 When FV hedges are terminated, the value of each hedge is an adjustment to the book value of the underlying security, thereby changing its current book yield and extending its duration

PPNR (TE) and Adjusted PPNR (TE) Reconciliation   Three Months Ended Nine Months Ended ($ in thousands) 3Q26 2Q26 1Q26 4Q25 3Q25 YTD 2026 YTD 2025 Net Income (GAAP) $110,056 $126,961 $47,422 $125,572 $127,466 $284,439 $360,501 Provision for credit losses 16,097 13,775 13,172 13,145 12,651 43,044 38,038 Income tax expense 31,964 35,190 11,305 32,734 32,869 78,459 93,588 Pre-provision net revenue 158,117 175,926 71,899 171,451 172,986 405,942 492,127 Taxable equivalent adjustment* 1,791 2,213 2,401 2,505 2,571 6,405 7,873 Pre-provision net revenue (TE)* 159,908 178,139 74,300 173,956 175,557 412,347 500,000 Adjustments from supplemental disclosure items               OFB Bancshares, Inc. acquisition expense 29,350 — — — — 29,350 — Loss on securities portfolio restructure — — 98,595 — — 98,595 — Sabal Trust Company acquisition expense — — — — — — 5,911 Adjusted pre-provision net revenue (TE)* $189,258 $178,139 $172,895 $173,956 $175,557 $540,292 $505,911 Total Revenue (TE), Operating PPNR (TE) Reconciliations Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%. Three Months Ended (in thousands) 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Net interest income $238,286 $235,183 $237,866 $231,188 $233,156 Noninterest income 82,350 83,748 73,943 84,387 82,924 Total revenue $320,636 $318,931 $311,809 $315,575 $316,080 Taxable equivalent adjustment 3,115 3,189 3,248 3,448 3,580 Total revenue (TE) $323,751 $322,120 $315,057 $319,023 $319,660 Noninterest expense (193,144) (195,774) (196,539) (203,335) (197,856) Nonoperating expense — — — — 3,856 Operating pre-provision net revenue $130,607 $126,346 $118,518 $115,688 $125,660CHANCOCK WHITNEY 31 *Taxable equivalent (TE) amounts are calculated using a federal tax rate of 21%

Adjusted Provision for Credit Losses Total Revenue (TE), Operating PPNR (TE) Reconciliations Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%. Three Months Ended (in thousands) 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Net interest income $238,286 $235,183 $237,866 $231,188 $233,156 Noninterest income 82,350 83,748 73,943 84,387 82,924 Total revenue $320,636 $318,931 $311,809 $315,575 $316,080 Taxable equivalent adjustment 3,115 3,189 3,248 3,448 3,580 Total revenue (TE) $323,751 $322,120 $315,057 $319,023 $319,660 Noninterest expense (193,144) (195,774) (196,539) (203,335) (197,856) Nonoperating expense — — — — 3,856 Operating pre-provision net revenue $130,607 $126,346 $118,518 $115,688 $125,660CHANCOCK WHITNEY 31 Adjusted Noninterest Expense Three Months Ended Nine Months Ended ($ in thousands) 3Q26 2Q26 1Q26 4Q25 3Q25 YTD 2026 YTD 2025 Noninterest expense (GAAP) $262,001 $225,436 $220,748 $217,850 $212,753 $708,185 $633,791 Adjustments from supplemental disclosure items OFB Bancshares, Inc. acquisition expense (29,350) — — — — (29,350) — Sabal Trust Company acquisition expense — — — — — — (5,911) Adjusted noninterest expense $232,651 $225,436 $220,748 $217,850 $212,753 $678,835 $627,880 Three Months Ended Nine Months Ended ($ in thousands) 3Q26 2Q26 1Q26 4Q25 3Q25 YTD 2026 YTD 2025 Provision for credit losses (GAAP) $16,097 $13,775 $13,172 $13,145 $12,651 $43,044 $38,038 Adjustment from supplemental disclosure item               One Florida Bank reserve acquired for unfunded commitments (1,036) — — — — (1,036) — Adjusted provision for credit losses $15,061 $13,775 $13,172 $13,145 $12,651 $42,008 $38,038 Three Months Ended Nine Months Ended ($ in thousands) 3Q26 2Q26 1Q26 4Q25 3Q25 YTD 2026 YTD 2025 Noninterest income (GAAP) $107,011 $108,350 $7,482 $107,131 $106,001 $222,843 $299,316 Adjustment from supplemental disclosure item Loss on securities portfolio restructure — — 98,595 — — 98,595 — Adjusted noninterest income $107,011 $108,350 $106,077 $107,131 $106,001 $321,438 $299,316 Adjusted Noninterest Income

Adjusted Efficiency Ratio Reconciliation

	Three Months Ended					Nine Months Ended	
($ in thousands)	3Q26	2Q26	1Q26	4Q25	3Q25	YTD 2026	YTD 2025
Net interest income	$313,107	$293,012	$285,165	$282,170	$279,738	$891,284	$826,602
Noninterest income	107,011	108,350	7,482	107,131	106,001	222,843	299,316
Total GAAP revenue	420,118	401,362	292,647	389,301	385,739	1,114,127	1,125,918
Taxable equivalent adjustment	1,791	2,213	2,401	2,505	2,571	6,405	7,873
Total revenue (TE)*	$421,909	$403,575	$295,048	$391,806	$388,310	$1,120,532	$1,133,791
Adjustments from supplemental disclosure items							
Loss on securities portfolio restructure	—	—	98,595	—	—	98,595	—
Adjusted total revenue (TE)* for efficiency	$421,909	$403,575	$393,643	$391,806	$388,310	$1,219,127	$1,133,791
GAAP Noninterest expense	$262,001	$225,436	$220,748	$217,850	$212,753	$708,185	$633,791
Amortization of Intangibles	(2,885)	(2,222)	(2,548)	(2,622)	(2,694)	(7,655)	(7,331)
Adjustments from supplemental disclosure items							
OFB Bancshares, Inc. acquisition expense	(29,350)	—	—	—	—	(29,350)	—
Sabal Trust Company acquisition expense	—	—	—	—	—	—	(5,911)
Adjusted noninterest expense less amortization of intangibles	$229,766	$223,214	$218,200	$215,228	$210,059	$671,180	$620,549
Efficiency Ratio**	54.46%	55.31%	55.43%	54.93%	54.10%	55.05%	54.73%

*Taxable equivalent (TE) amounts are calculated using a federal tax rate of 21%

** The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above

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Adjusted Earnings Per Share – Diluted Reconciliation

	Three Months Ended		
($ in thousands)	3Q26	2Q26	3Q25
Net Income (GAAP)	$110,056	$126,961	$127,466
Net income allocated to participating securities	(283)	(330)	(552)
Net income available to common shareholders	$109,773	$126,631	$126,914
Supplemental disclosure items, net of income tax*	24,005	—	—
Supplemental disclosure items allocated to participating securities	(62)	—	—
Adjusted net income allocated to participating securities	$133,716	$126,631	$126,914
Weighted average common shares – diluted	80,612	81,485	85,453
Earnings per share – diluted	$1.36	$1.55	$1.49
Adjusted earnings per share – diluted	$1.66	$1.55	$1.49

Adjusted Net Income, ROA, and ROTCE Reconciliation

	Three Months Ended		
($ in thousands)	3Q26	2Q26	3Q25
Average total assets	$37,591,325	$35,881,537	$34,751,209
Average common stockholders' equity	$4,389,908	$4,420,837	$4,368,746
Average goodwill and other intangible assets	(1,146,215)	(988,701)	(996,408)
Average tangible common equity	$3,243,693	$3,432,136	$3,372,338
Net income (GAAP)	$110,056	$126,961	$127,466
Supplemental disclosure items, net of income tax*	24,005	--	--
Adjusted Net Income	$134,061	$126,961	$127,466
ROA	1.16%	1.42%	1.46%
Adjusted ROA	1.41%	1.42%	1.46%
ROTCE	13.46%	14.84%	15.00%
Adjusted ROTCE	16.40%	14.84%	15.00%

*Supplemental disclosure items, net of income tax impact calculated using federal tax rate of 21%

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Third Quarter 2026 Earnings Conference Call 10/20/2026 HANCOCK WHITNEY